                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                              HARCOR ENERGY, INC.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of HarCor Energy, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                     CHASEMELLON SHAREHOLDER SERVICES, LLC

           By Mail:                 Facsimile Transmission:                By Hand:
   Reorganization Department            (201) 329-8936             Reorganization Department
     Post Office Box 3301                                          120 Broadway, 13th Floor
  South Hackensack, NJ 07606      Confirmation of Receipt of          New York, NY 10271
                                    Facsimile by Telephone:
                                        (201) 296-4860

                             By Overnight Courier:

                           Reorganization Department
                     85 Challenger Road, Mail Drop -- Reorg
                           Ridgefield Park, NJ 07660
                             ---------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Seneca West Corp., a Delaware corporation which is a wholly owned subsidiary of Seneca Resources Corporation, a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 6, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase), set forth below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
---------------------------------

Certificate No(s). (if available):

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Check ONE box if Shares will be tendered by book-entry transfer.

[ ]  The Depository Trust Company

[ ]  Philadelphia Depository Trust Company

Account Number
----------------------------------

Dated
------------------------------------ , 1998

Name(s) of Record Holder(s):

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                              Please Type or Print

Address(es)
----------------------------------------

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                                                                        Zip Code

Area Code and Tel. No.
---------------------------

Signature(s)
---------------------------------------

Dated
------------------------------------ , 1998

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Offer to Purchase.

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                                  Name of Firm

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                                    Address

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                                    Zip Code

Area Code and Tel. No.
---------------------------

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                              Authorized Signature

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                                     Title

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                              Please Type or Print

Date
------------------------------------ , 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.